UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : August 11, 2000

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                 0-27148                13-3690261
    ---------------------     ----------------------        ----------
(State of other jurisdiction (Commission File Number)     (IRS Employer
     Identification Number)                              of incorporation)

                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 544-0155

ITEM 5. Other Events.

     On August 11, 2000, New World Coffee - Manhattan Bagel, Inc. ("New World"), Brookwood New World Investors, LLC ("Brookwood") and BET Associates, L.P. ("BET") entered into a Series D Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"). The first closing, under the Purchase Agreement, pursuant to which BET purchased its Series D Preferred Stock and its Warrant (as defined below), occurred on August 11, 2000. The second closing under the Purchase Agreement, pursuant to which Brookwood purchased its Series D Preferred Stock and Warrant (as defined below), occurred on August 18, 2000. Under the terms of the Purchase Agreement, Brookwood and BET each purchased (i) 8,108.108 shares of New World's Series D Preferred Stock (the "Series D Preferred Stock") and (ii) a warrant to purchase up to 1,196,910 shares of the Common Stock of New World, each of which represents the right to purchase approximately 7.7% of the Common Stock (each, a "Warrant"). The form of the Warrant is attached hereto as
Exhibit 99.2. Pursuant to Section 2.1(a) of the Purchase Agreement, the number of shares that the Company may receive upon exercise of its Warrant is subject to upward adjustment depending upon certain future events affecting the capitalization of New World. The shares of Common Stock issuable upon exercise of a Warrant are entitled to registration rights under the terms of a Registration Rights Agreement among New World, the Brookwood and BET, attached hereto as Exhibit 3. Under the terms of the Purchase Agreement, if New World fails to take actions to redeem the Series D Preferred Stock within one year of the closing, New World will be required to issue to each of Brookwood and BET, each quarter for the next four quarters, additional warrants representing the right to purchase an additional 1.34% of New World's Common Stock, subject to reduction for any redemption(s) of Preferred Stock that occur during that year. Further, under the terms of the Purchase Agreement, if New World fails to take actions to redeem the Series D Preferred Stock within two years of the closing, New World will be required to issue to each of Brookwood and BET, each quarter for the next four quarters, additional warrants representing an additional 2.015% of New World's Common stock, subject to reduction for any redemption(s) that occur during that year.

     Pursuant to the Certificate of Designations for the Series D Preferred Stock the "Certificate of Designations"), which is attached hereto as Exhibit 99.4, a designee of each of Brookwood and BET was appointed to the board of directors of New World (the "Board"). In addition, the Certificate of Designations provides that holders of a majority of the Series D Preferred Stock (i.e., Brookwood and BET) are entitled to elect the minimum number of directors that shall consist of at least two-sevenths of the Board. Upon the occurrence of certain events described in the Certificate of Designations, the holders of the Series D Preferred Stock have the right to elect additional directors so that the holders of the Series D Preferred Stock will have then appointed one-half of the Board.

     Pursuant to the Certificate of Designations, so long as any shares of the Series D Preferred Stock are outstanding, the consent of holders of at least 67% of the Series D Preferred Stock is required for New World to: (i) amend or repeal any provision of New World's Certificate of Incorporation or By-Laws in a manner which materially adversely affects the rights and preferences of the holders of Series D Preferred Stock; (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Series D Preferred Stock; (iii) pay or declare any dividend on any other type or class of securities, other than a dividend payable in common stock or rights under New World's rights plan; (iv) authorize a sale of any substantial portion of the assets of New World (other than sales of stores owned by New World or its subsidiaries), or a recapitalization or reorganization of New World (other than stock splits, combinations and/or dividends); (v) take any action that results in New World incurring or assuming more than $1,000,000 of funded indebtedness (other than borrowings under the New World's existing line of credit, either on an individual or cumulative basis), except as contemplated by New World and described in the Purchase Agreement;
(vi) merge or consolidate with or into any person, or enter into any agreement to accomplish such merger or consolidation, except as contemplated by New World and described in the Purchase Agreement; (vii) effect or allow fundamental change the nature of New World's business; or (viii) otherwise materially affect the rights, privileges and preferences of the holders of New World's Series D Preferred Stock.




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ITEM 7. Exhibits.

         The following exhibits are hereby filed with this Form 8-K:

Exhibit
Number            Description
----------       ---------------

      99.1 Series D Preferred Stock and Warrant Purchase Agreement dated August 11, 2000 among New World Coffee - Manhattan Bagel, Inc., Brookwood New World Investors, LLC and BET Associates, L.P.

      99.2 Form of Warrant to purchase common stock New World Coffee - Manhattan Bagel, Inc. issued to Brookwood New World Investors, LLC.

      99.3 Registration Rights Agreement dated August 11, 2000 among New World Coffee - Manhattan Bagel, Inc., Brookwood New World Investors, LLC and BET Associates, L.P.

      99.4     Certificate  of  Designations  of New  World  Coffee -  Manhattan
               Bagel, Inc.

      99.5 Amendment to Certificate of Designations of New World Coffee - Manhattan Bagel, Inc.

      99.6     Form of Note

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NEW WORLD COFFEE -
                                                  MANHATTAN BAGEL, INC.


                                            By:    /s/ Jerold E. Novack
                                                  ---------------------
                                                  JEROLD E. NOVACK
                                                  Chief Financial Officer